Exhibit 99.1

Greenidge to Expand Bitcoin Mining Fleet with Order of

Latest Generation Mining Machines from Bitmain

Greenidge orders 10,000 S19j Pro bitcoin miners representing 1 EH of mining capacity, marking the company’s latest step toward achieving 500 MW of bitcoin mining capacity by 2025

DRESDEN, N.Y., September 15, 2021 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”), a vertically integrated bitcoin mining and power generation company, today announced that it has placed an order for 10,000 S19j Pro bitcoin miners from Bitmain. Greenidge intends to deploy all 10,000 units at its anticipated Spartanburg, South Carolina facility. The order would bring an additional 1 EH of capacity to the company’s bitcoin mining operations. The miners are currently scheduled to be delivered in the second and third quarters of 2022.

This order is the latest development in the company’s plans to expand its bitcoin mining capacity to 500MW by 2025 via additional locations beyond its initial power generation and bitcoin mining operation in Upstate New York. “The addition of 10,000 new miners is an important step in our commitment to expand our fully carbon-neutral capacity,” said Greenidge Chief Executive Officer Jeff Kirt. “We expect that these miners will anchor our anticipated facility in Spartanburg, expanding our national footprint by growing our environmentally sustainable mining operations.”

Greenidge expects to commence operations in Spartanburg in the fourth quarter of 2021 and expects the location will become the company’s second carbon-neutral bitcoin mining operation in the United States. A majority of the electricity at the site is expected to be sourced from zero-carbon sources and Greenidge intends to fully offset all carbon emissions at the site as it continues to expand its bitcoin mining capacity in line with its commitment to environmental leadership in power generation and cryptocurrency operations.

For immediate release

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated bitcoin mining and power generation company. Greenidge is committed to 100% carbon-neutral bitcoin mining at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint. Greenidge currently operates one facility in Upstate New York and expects to expand operations to a second location in South Carolina in the upcoming months, which will source the majority of its electricity from zero-carbon sources. Support.com, Inc., a Greenidge subsidiary, is a leading provider of customer and technical support solutions delivered by home-based employees.

For media inquiries, contact:

media@greenidge.com

For investor inquiries, contact:

investorrelations@greenidge.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect our financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this document include, among other things, statements regarding the prospects, development, business plan, business strategy and operations of Greenidge in the future. Forward-looking statements contained in this press release include, but are not limited to, statements concerning the current and future build out and acquisition plans of Greenidge, including with respect to its anticipated expansion in Spartanburg, South Carolina or with respect orders of mining equipment in the future to support expansion plans. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Greenidge’s Risk Factors set forth in its filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by: (i) the ability to negotiate or execute definitive documentation with respect to a facility in Spartanburg, South Carolina on terms and conditions that are acceptable to Greenidge, whether on a timely basis or at all; (ii) the ability to recognize the anticipated objectives and benefits of an expansion into a facility in Spartanburg, South Carolina; (iii) the ability to recognize the anticipated objectives and benefits, including the anticipated tax treatment, of the acquisition of Support; (iv) changes in applicable laws, regulations or permits

For immediate release

affecting Greenidge’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (v) any failure to obtain adequate financing on a timely basis and on acceptable terms with regard to growth strategies or operations; (vi) fluctuations in the market pricing of bitcoin and other cryptocurrencies; (vii) loss of public confidence in, or use cases of, bitcoin and other cryptocurrencies; (viii) the potential of cybercrime, money laundering, malware infections and phishing, and the costs associated with such issues; (ix) the potential of cryptocurrency market manipulation; (x) the economics of mining cryptocurrency, including as to variables or factors affecting the cost, efficiency and profitability of mining; (xi) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of Greenidge, including mining equipment and equipment meeting the technical or other specifications required to achieve our growth strategy, (xii) the possibility that Greenidge may be adversely affected by other economic, business or competitive factors, including factors affecting the industries in which it operates or upon which it relies and is dependent; (xiii) the ability to expand successfully to other facilities, mine other cryptocurrencies or otherwise expand the business; (xiv) changes in tax regulations applicable to us, our assets or cryptocurrencies, including bitcoin; (xv) any litigation involving Greenidge; (xvi) costs and expenses relating to cryptocurrency transaction fees and fluctuation in cryptocurrency transaction fees; (xvii) the condition of our physical assets, including that Greenidge’s single operating facility may realize material, if not total, loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage; (xviii) other risks and uncertainties related to the business plan, business strategy, acquisition strategy and buildout strategy of Greenidge; (xix) the potential economic fallout resulting from the COVID-19 outbreak. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. The actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, changes in assumptions or otherwise, after the date of this press release.

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